UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2013

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 11, 2013, Tecumseh Products Company (“Tecumseh Products”), Tecumseh Compressor Company, Tecumseh Products of Canada, Limited (“Tecumseh Canada”), and Evergy, Inc. (“Evergy”) (collectively, the “Tecumseh Companies”) entered into Amendment No. 3 to Revolving Credit and Security Agreement (the “Amendment”) with PNC Bank, National Association as Lender and as Agent (“PNC”) pursuant to which, subject to the terms and conditions set forth therein, PNC agreed to continue to provide senior secured revolving credit financing up to an aggregate principal amount of $34,000,000 (reduced from $45,000,000), which continues to include up to $10,000,000 in letters of credit (the “Revolving Credit Facility”). PNC also agreed to provide a senior secured term loan up to an aggregate principal amount of $15,000,000 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Facilities”). The proceeds of the Facilities will be used to provide for the ongoing working capital needs of the Tecumseh Companies and (subject to certain additional requirements and conditions) their subsidiaries and to pay fees and expenses related to the Amendment. Unless sooner terminated in accordance with the terms of the Revolving Credit and Security Agreement, as amended (the “Credit Agreement”), the maturity of the Facilities has been extended to December 11, 2018.
The Facilities are still guaranteed by each of the Tecumseh Companies. The Revolving Credit Facility availability is calculated under a formula based on the Tecumseh Companies’ eligible receivables and inventory, subject to reserves established by PNC in its reasonable discretion and the exercise of PNC's reasonable discretion in determining eligible collateral and in adjusting advance rates. The Amendment removes machinery and equipment from the availability calculation under the Revolving Credit Facility, but includes it in the availability calculation under the Term Loan Facility. The Term Loan Facility advances ultimately provided to the Tecumseh Companies will be based on the margined value of the Tecumseh Companies’ eligible machinery and equipment and real property, subject to the exercise of PNC’s discretion in good faith in determining eligible collateral. If that amount is less than the full Term Loan Facility Amount, the Tecumseh Companies will not receive the remaining Term Loan Facility advances until the monthly principal payments equal or exceed that remaining balance. The Term Loan will be payable by sixty consecutive monthly installments in the amount of $250,000 beginning on the first business day of the first month following the closing of the Amendment.
On December 11, 2013, PNC advanced $2,250,900 of the Term Loan Facility to the Tecumseh Companies. The remaining portion of the Term Loan Facility has been advanced into a blocked account (and began to bear interest), but will not be available to the Tecumseh Companies until satisfaction of certain conditions precedent to funding under the Amendment that had not been completed as of its date of execution of the Amendment (the “Open Conditions Precedent”). The Open Conditions Precedent include appraisals of the real property and machinery and equipment to determine their margined value (and therefore, the amount available to the Tecumseh Companies under the Term Loan Facility), delivery of surveys and environmental studies and reports of the real property, recording of mortgages for buildings owned by Tecumseh Products in Ann Arbor, Michigan and Tecumseh, Michigan and delivery of certain related documents, delivery of an amendment to the deed of trust and certain related documents for a building owned by Evergy in Paris, Tennessee and delivery of certain related documents for a building owned by Tecumseh Canada in Aylmer, Ontario. The Open Conditions Precedent must be satisfied by January 7, 2014 (subject to a fifteen day grace period in certain instances). If the Open Conditions Precedent are not satisfied by such date, PNC may immediately apply the portion of the Term Loan Facility in the blocked account to the outstanding principal installments of the Term Loan. We expect to have the Open Conditions Precedent satisfied by the above date.
The Revolving Advances will continue to bear interest at the same rates as agreed to in the original Credit Agreement. The Term Loan Advances (including the portion of the Term Loan Facility advanced into a blocked account) will bear interest at either LIBOR or an alternative base rate, plus (in each case) a margin that varies based on average undrawn borrowing availability under the Revolving Credit Facility during the prior quarter. Letters of credit obligations and fees will remain the same.
The Facilities are secured by a first priority perfected security interest in substantially all existing and future assets of the Tecumseh Companies, excluding stock in non-U.S. and non-Canadian subsidiaries and loan or note receivables owing by Tecumseh Products India, Ltd. to Tecumseh Products and collateral. The Amendment adds intellectual property and additional owned real estate to the collateral. The Credit Agreement continues to contain various representations and warranties, covenants and defaults typical for this type of asset-based loan, including limitations on dividends, investments and the ability to incur additional indebtedness or grant additional liens against or sell assets. The Tecumseh Companies are limited in taking certain actions under the covenants unless they meet a specified level of undrawn borrowing availability. The specified level of undrawn borrowing availability for covenant compliance has been increased under the Amendment. Additionally, the minimum fixed charge coverage ratio requirement has been increased to 1.1 to 1 (calculated on a rolling 12 month basis), which the Tecumseh Companies and their subsidiaries must meet if average undrawn borrowing availability under the Revolving Credit Facility falls below a specified level, this has also been increased under the Amendment. The Tecumseh Companies and their subsidiaries would not have been subject to this covenant as of September 30, 2013 because of the amount of its undrawn availability.

The Tecumseh Companies’ control over their cash and deposit accounts continues to be subject to maintenance of a specified level of undrawn borrowing availability. The specified level has been increased under the Amendment. If availability falls below the amended level, PNC will be entitled to control substantially all of the Tecumseh Companies’ incoming cash and deposit accounts.
Tecumseh Products paid a $150,000 amendment fee in connection with the Amendment and will continue to pay various other fees in connection with the Facilities, including a facility fee, a collateral management fee and reimbursement of PNC’s costs and expenses. The Facilities are subject to a prepayment fee if repaid in the first four years following the closing of the Amendment.
The foregoing summary description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The description of the Amendment in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On December 17, 2013, we issued a press release regarding the Amendment described in Item 1.01. A copy of that press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are filed with this report:

Exhibit No.	Description

10.1
Amendment No. 3 to Revolving Credit and Security Agreement, dated as of December 11, 2013, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.

99.1	Press release dated December 17, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	December 17, 2013	By	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 3 to Revolving Credit and Security Agreement, dated as of December 11, 2013, among PNC Bank, National Association, Tecumseh Products Company, Tecumseh Compressor Company, Tecumseh Products of Canada, Limited and Evergy, Inc.

99.1	Press release dated December 17, 2013